UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 36611
Dallas, Texas	75235-1611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On August 5, 2026, the Compensation Committee (“Committee”) of the Board of Directors (the “Board”) of Southwest Airlines Co. (the “Company”) approved changes to annual base salaries, effective August 15, 2026, and long-term incentive opportunity targets for certain officers of the Company, including the Company’s named executive officers. The Committee also recommended, and the independent directors of the Board approved, changes to Bob Jordan’s annual base salary, effective August 15, 2026, and long-term incentive opportunity target.

As part of the Committee’s annual executive compensation review performed in late 2025 and early 2026 to establish current year compensation, the Committee’s independent compensation consultant considered American Airlines Group Inc., Delta Air Lines, Inc., United Airlines Holdings, Inc., Alaska Air Group, Inc., and JetBlue Airways Corporation to be the most relevant airline peers. The comparative airline data utilized was based on 2024 compensation reported in these airlines’ 2025 proxy statements and was not aged forward to estimate 2025 or 2026 airline peer compensation. The independent consultant provided the Committee with data representing the average for the largest three airlines (American Airlines Group Inc., Delta Air Lines, Inc., and United Airlines Holdings, Inc.), a smaller carrier average (Alaska Air Group, Inc. and JetBlue Airways Corporation), and the midpoint between the largest three airline average and the smaller carrier average.

In light of the success of the Company’s transformation, the related evolution in the scope and complexity of senior executive roles, and the heightened risk of losing key senior executive talent, as evidenced by external recruiting activity involving members of the Company’s senior leadership team, in May 2026, the Committee requested that the independent compensation consultant reassess the Company’s airline peer group and related compensation benchmarking methodology.

In August 2026, after considering updated market data, the Company’s size and scale relative to its airline peers, including revenues and market capitalization, the increasing comparability of the Company’s product and commercial offerings with those of the largest U.S.-based airlines, and the importance of attracting and retaining senior executive talent, the Committee determined to align executive compensation more closely with the average total direct compensation of the Company’s three most relevant U.S.-based airline peers: American Airlines Group Inc., Delta Air Lines, Inc., and United Airlines Holdings, Inc. In making this determination, the Committee used reported 2025 peer compensation data, as disclosed in the peers’ 2026 proxy statements, and did not age that data forward to estimate 2026 compensation or project future market movement. The Committee believed this approach would position executive compensation within a reasonable range of the referenced airline peer market, and the use of unaged data was expected to result in compensation levels modestly below the 2026 market position for those peers.

Below are the approved changes to the named executive officers’ annual base salaries and long-term incentive opportunity targets as a percentage of base salary, as well as the named executive officers’ current short-term incentive opportunity targets as a percentage of base salary.

Name	Title	Modified Base Salary (effective August 15, 2026)	Modified Long-Term Incentive Opportunity Target (Percentage of Base Salary)	Short-Term Incentive Opportunity Target (Percentage of Base Salary)
Bob Jordan	President, Chief Executive Officer & Vice Chairman of the Board	$1,225,000	1200%	200%
Andrew Watterson	Chief Operating Officer	$815,000	500%	150%
Tom Doxey	Executive Vice President & Chief Financial Officer	$805,000	500%	135%
Justin Jones	Executive Vice President & Chief Commercial Officer	$805,000	500%	135%
Anthony Roach	Executive Vice President & Chief Customer & Brand Officer	$805,000	500%	135%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

August 7, 2026	By:	/s/ Jeff Novota
Jeff Novota
Senior Vice President Chief Legal Officer & Corporate Secretary